016570| 003590|127C|RESTRICTED||4|057-423

SPAR, GROUP, INC.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678		123456789012345
Certificate Numbers	**Num/No.**	**Denom.**	**Total**
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.010

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number

ZQ 000000

Shares

600620****
600620**
****600620****
*****600620***
******600620**

SPAR GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 784933 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the owner of SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

SPAR Group, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares of Common Stock evidenced hereby, are issued under, shall be held and are subject to all of the provisions of the Corporation's Certificate of Incorporation, preferred stock designations, By-Laws, Committee Charters and published codes and policies, as each may have been and hereafter may be adoped, amended or restated from time to time (each a "Governing Document"). Copies of the Governing Documents are on file with the Corporation and with the Transfer Agent. By acceptance of this Certificate, each holder acknowledges, accepts and agrees that this Certificate and all shares evidenced hereby are governed by and subject to the Governing Documents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the Corporation has executed this Certificate by causing its facsimile seal and the facsimile signatures of its duly authorized officers to be affixed below.

Gary S. Raymond, President & CEO

James R. Segreto, Secretary & CFO

SPAR GROUP, INC. SEAL 1995 DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

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SPAR GROUP, INC.

By accepting this Certificate, or any transfer of any shares hereunder, each holder and transferee acknowledges, accepts and agrees that this Certificate, and each of the shares of stock evidenced hereby or transferred pursuant hereto, have been issued under and shall be held and are subject to each and all of the applicable preferences, designations, rights, powers, privileges, qualifications, limitations, restrictions and other variations applicable to each class or series of stock under and the other terms and provisions of each applicable Governing Document of the Corporation (as such terms are defined on the front side of this Certificate), any of which may be adopted, amended, fixed or restated from time to time by the action of the Corporation's Board of Directors. A statement of all such applicable preferences, designations, rights, powers, privileges, qualifications, limitations, restrictions, variations and other terms and provisions (or at the Corporation's option, copies of the applicable Governing Documents) may be obtained by any stockholder, upon request and without charge, by contacting the Transfer Agent or the Secretary of the Corporation at its principal executive office. The Board of Directors may require the owner of a lost or destroyed stock certificate, or his legal representatives, to a bond or other acceptable security to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against and related loss and expense incurred by them on account of the alleged loss or destruction of any such certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... (Cust) .... Custodian .... (Minor) ....
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship	UNIF TRF MIN ACT	- .... (Cust) .... Custodian (until age ....)
			.... (Minor) .... under Uniform Transfers to Minors Act .... (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ______________________ hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________________ 20 __________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

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